Exhibit 10.5

July 9, 2009

Travelport International, L.L.C.

Travelport Global Distribution System B.V.

300 Galleria Parkway, N.W.

Atlanta, GA 30339

Re:                                                                             Fourth Amendment to Subscriber Services Agreement, dated as of July 23, 2007  (“Agreement”) between Travelport International, L.L.C., (f/k/a Galileo International, L.L.C., hereinafter “Travelport”), Travelport Global Distribution System B.V. (f/k/a Galileo Nederland B.V., hereinafter “TGDS” and, together with Travelport, collectively, “Galileo”) and Orbitz Worldwide, LLC (“Subscriber”)

Ladies and Gentlemen:

This letter constitutes a Fourth Amendment (“Amendment”) to the Agreement referenced above.  Capitalized terms used in this Amendment and not otherwise defined shall be used as defined in the Agreement.  The Parties have previously entered into the following amendments to the Agreement: (i) First Amendment, dated as of February 9, 2008; (ii) Second Amendment, dated as of April 4, 2008; and (iii) Third Amendment, dated as of January 23, 2009.

Effective as of July 8, 2009 (“Amendment Effective Date”), Galileo and Subscriber hereby agree as follows:

1.                                      The Custom Terms and Conditions Attachment (Galileo Services) — North America to the Agreement is amended as set forth in Exhibit A.

2.                                      The Custom Terms and Conditions Attachment (Worldspan Services) to the Agreement is amended as set forth in Exhibit B.

3.                                      Notwithstanding the provisions of Section 20 (Material Revenue Change) of the Agreement, the parties agree that the Vendor identified in Paragraph 1 of Exhibit B (“Impacted Vendor”) will be deemed to be a Vendor to have commenced participation in the Content Continuity Program subsequent to the Contract Effective Date (for purposes of the Impacted Vendor’s Segments on Worldspan) and as such,  the Impacted Vendor’s change in its Participation Fee with respect to the Impacted Vendor’s Segments generated on Worldspan effective on July 8, 2009 will not impact or otherwise contribute to the calculation of a Fee Change pursuant to Section 20 of the Agreement.  For the avoidance of doubt, the Participation Fees for the Impacted Vendor’s Segments on Worldspan will be excluded from the calculation of Participation Fees in effect as of December 31, 2007 and from the calculation of a Fee Change on or after July 1, 2008.

4.                                      General.  This Amendment shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto or their successors in interest, except as expressly provided in the Agreement.  Each Party to this Amendment agrees that, other than as expressly set out in this Amendment, nothing in this Amendment is intended to alter the rights, duties and obligations of the Parties under the Agreement, which shall remain in full force and effect as amended hereby.  In the event of a conflict between the terms and conditions of this Amendment and the terms and conditions of the Agreement, the terms and conditions of this Amendment shall govern.  This Amendment may be executed by the Parties in separate counterparts and each counterpart shall be deemed to be an original, but all such counterparts together shall constitute one and the same instrument.

The Parties have caused this Amendment to be executed by the signatures of their respective authorized representatives.

Orbitz Worldwide, LLC		Travelport International, L.L.C.

Signature:	/s/ Stephen Praven	Signature:	/s/ Travis Christ

Name:	Stephen Praven	Name:	Travis Christ

Title:	VP, Business Development	Title:	President

Date:	8/3/09	Date:	July 9, 2009

Travelport Global Distribution System B.V.

		Signature:	/s/ Marco van Ieperen

		Name:	Marco van Ieperen

		Title:	Director

		Date:	13 July 2009